UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006
Date of Report (Date of earliest event reported)

SALAMON GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	93-1324674
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	no.)

302-1028 Alberni Street	V6E 1A3
Vancouver, B.C., Canada, V6E 1A3	(Zip Code)
(Address of principal executive offices)

604-408-3861
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[           ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[           ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[           ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[           ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Salamon Group Inc. wishes to clarify the resignation of its auditors as disclosed on Form 8-K filed on November 17, 2006.

Mr. Salamon advised Manning Elliott, Chartered Accountants, that Mr. Salamon would be seeking new auditors on behalf of Salamon Group Inc.

At that time, Salamon Group Inc. was very concerned about a potential conflict of interest issue related to the idea that the Manning Elliott auditors were involved in a listed corporation, Power Air Corp., symbol PWAC, NASDAQ. Mr. Salamon, President of Salamon Group Inc., conveyed concerns re: the potential conflict of interest to Manning Elliott, noting that they are into technologies, power generators.

As well, due to a re-organization at Manning Elliot, the person at Manning Elliott who was responsible for the audit tasks for the Salamon Group Inc. file, was replaced by another person. There was always a satisfactory relationship between Mr. Keith Elliott, the person responsible for auditing Salamon Group Inc., and Mr. Salamon, President of Salamon Group Inc.

After the fact, Manning Elliott indicated that they resigned as auditors of Salamon Group Inc.

Subsequently, Salamon Group Inc. filed an 8-K related to the above matter November 17, 2006.

Mr. Salamon considers it appropriate for those concerned about the above matter to contact Mr. Keith Elliott, partner of Manning Elliott as noted below:

Manning Elliott
Chartered Accountants
1100 – 1050 West Pender Street
Vancouver, BC, V6E 3S7 Canada
Tel: 604-714-3638
Fax: 604-714-3639

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006	SALAMON GROUP, INC.

	By:	/s/ John E. Salamon
John E. Salamon, President